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                                                                    EXHIBIT 10.1

                                                                      AA 0292526

OFFICIALLY RECORDED PROCEEDING NUMBER: ONE THOUSAND SIX HUNDRED FIFTY-EIGHT
(1658)

In the city of Girardot, administrative district of Cundinamarca, Republic of Colombia, on the thirty-first (31st) day of the month of December of one thousand nine hundred ninety-seven (1997), before me, MAGDA JULIETH QUIMBAYO MAHECHA, Second Commissioned Notary of the Girardot association, there appeared
Messrs: JAIRO BELTRAN GALVIS, GUILLERMO O. LOPEZ ESQUIVEL AND JORGE ENRIQUE MARTINEZ OCAMPO, of legal age, the first a resident of the municipality of Girardot and the others of the city of Cali, identified with citizenship documents numbers: 13,259,169, 16,614,481 and 7,506,436, issued in order, the first in Cucuta, the second in Cali, the third in Armenia, respectively, with marital status married and with marital partnership in effect, legally competent to enter into contract and bind themselves, and stated:

FIRST: That the appearing party Doctor JAIRO BELTRAN GALVIS, with vital-statistics data as noted, is acting in this instrument in his capacity of Mayor of the municipality of Girardot, administrative district of Cundinamarca, Republic of Colombia, and as such in representation thereof, in exercise of the powers granted by Resolution number 026 of the fourteenth (14th) of November of 1997, issued by the Honorable Council of the Municipality of Girardot, circumstances which he proves with a copy of the aforementioned resolution and with the record of incumbency in the office which he holds, which documents he attaches to this proceeding in order that they may form a part thereof and of the copies of same which may be issued.

SECOND: That the appearing party Mr. GUILLERMO O. LOPEZ ESQUIVEL, with the vital-statistics data as noted previously, is acting in his capacity of President and legal representative of the company TRANSTEL S.A., and also as General Manager of the company COMPANIA DE INVERSIONES S.C.S. CONINVERSIONES S.C.S., the first constituted by means of officially recorded proceeding number 3,097, executed on the 23rd of August of 1993, at Notarial Office Fourteen of the Cali association, and the second constituted by means of officially
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recorded proceeding number 8,383, executed on the 28th of December of 1973, at the Second Notarial Office of the Cali association and amended by means of officially recorded proceeding number 4795, executed on the 12th of December of 1997, at Notarial Office Fourteen of the Cali association, duly empowered by the corporate bylaws, circumstances which he proves with the certificates of existence and legal representation of the aforementioned companies, issued by the Chamber of Commerce of Cali, which documents he attaches to this proceeding in order that they may form a part thereof and of the copies of same which may be issued.

THIRD: That the appearing party Mr. JORGE ENRIQUE MARTINEZ OCAMPO, with the vital-statistics data as noted previously, is acting in his capacity of Deputy General Manager of the companies UNITEL S.A. EMPRESA DE SERVICIOS PUBLICOS, UNITEL S.A. E.S.P. and EMPRESA DE TELEFONOS DE PALMIRA S.A., EMPRESA DE SERVICIOS PUBLICOS, "TELEPALMIRA S.A. E.S.P.," the first constituted by officially recorded proceeding number 0284, executed on the 11th of March of 1994, at the Sole Notarial Office of Yumbo and the second by means of officially recorded proceeding number 1468, executed on the 31st of May of 1995, at the First Notarial Office of the Palmira association, circumstances which he proves with the certificates of existence and representation of the aforementioned companies issued by the Chamber of Commerce of Cali and Palmira, respectively, which documents he attaches to this proceeding in order that they may form a part thereof and of the copies of same which may be issued.

FOURTH: That under the conditions as noted and by means of this officially recorded proceeding, the appearing parties constitute a corporation, a public-service company of a commercial nature, called EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P. and which is governed by the following:

BYLAWS.- CHAPTER I. NATURE - NAME - DOMICILE - DURATION.- ARTICLE ONE: NATURE.- The company which is governed by these bylaws is a public-service company, of the limited-liability type, of a commercial nature, of Colombian nationality, with its own legal capacity, with full administrative autonomy and independent capital, the organization and

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                                                                      AA 0292540

operation of which are governed by the system of private law and by the following bylaws, barring the exceptions which the law may set forth.

ARTICLE TWO: COMPANY NAME.- The company is called EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P.; it has as its principal domicile the municipality of Girardot, administrative district of Cundinamarca, Republic of Colombia, but following a resolution by its Board of Directors, it may establish offices, agencies, branches and divisions in other cities or locations in the country or abroad.

ARTICLE THREE: DURATION.- The company shall have an indefinite term of duration starting from the execution of this instrument.

CHAPTER II. ARTICLE FOUR: PURPOSE.- The company has as corporate purpose the provision of basic switched public residential telephone service, within the area of the municipality of Girardot as well as other municipalities, whether in the urban perimeter or in the rural area. In any case, the company likewise may undertake all the activities related, connected and complementary to said principal purpose, in general developing any activity related to the telecommunications sector under the terms of the law. In the development thereof, the company may carry out the following activities: A) Investment in personal or real property, urban and/or rural, and the purchase of one and the other for the purpose of operating them in accordance with the nature and intended use of same, as well as the management, leasing, encumbrance and/or transfer of that personal or real property; concluding contracts for usufruct or antichresis; using the financial mechanisms of trusteeship and leasing when they are applicable; B) Purchase, sale, distribution, import and/or export, acquisition, obtaining and utilization in any context of any type of goods and services relating to the corporate purpose; C) Investment of capital funds in bonds; time deposits; accounts at financial institutions; listed securities; shares or interests, stock in public or private, domestic or foreign companies, whether through the formation of other firms or the purchase of said stock or shares or interests and the negotiation of any type of rights, provided that in such occurrences the company does not become involved in middleman financial

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activity; D) Entering into all types of actions or contracts conducive to the fulfillment or appropriate culmination of the corporate purpose of the company, for which it may carry out, among other things, projects under the system most efficient, practical and appropriate for the current financial and economic situation of the country, being able to opt for the implementation of programs under the following forms: construction, operation and conveyance (BOT); construction, operation, temporary ownership and conveyance (BOOT); construction, operation, maintenance and conveyance (BOOM); assignment, target cost, turnkey or others which totally or partially involve third parties; E) Reciprocally giving or accepting cash or kind without becoming involved in middleman financial activity; F) Applying for patents, registrations of trademarks or names, and entering into contracts relating to industrial property; G) Entering into a checking-account contracts; H) Drawing, endorsing, collecting, protesting, paying all types of instruments; I) Appearing at public or private biddings and tendering the corresponding bids; J) Carrying out actions and entering into contracts of a civil, labor, fiscal and administrative nature, conducive to the development of the corporate purpose; K) Providing to third parties with personnel, with its own or others' equipment, specialized technology and services relating to any of the corporate businesses.

PARAGRAPH: The exercise of the corporate purpose of the company and the conduct of all the related, connected or complementary or accessory actions essential for developing it, shall be governed by the rules of private law, barring the exceptions which the law may provide.

CHAPTER III.  ARTICLE FIVE: CAPITAL, SHARES, SHAREHOLDERS.-

The authorized capital of the company is TWENTY-FIVE BILLION PESOS ($25,000,000,000.00 LEGAL TENDER), represented in a like number of registered shares with a value of ONE PESO ($1.00) LEGAL TENDER each.

ARTICLE SIX: VARIATION IN CAPITAL.- The general meeting of shareholders may increase or decrease the capital of the company, but if it is a question of decreasing, it is to be subject to the

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                                                                      AA 0292541

requirements set forth by Article 145 of the Commercial Code.

ARTICLE SEVEN: ISSUE OF SHARES.- The shares shall be placed in accordance with the subscription regulations drawn up by the Board of Directors and without, in accordance with the provisions of Article 19.10 of Law 142 of 1994, prior authorization's being required from any administrative authority. In any case, the meeting or the Board of Directors may issue privileged, industry, preferred and preferential-dividend and non-voting shares under the terms of the law.

ARTICLE EIGHT: SECURITIES.- All the shares shall be registered; the security or certificate which proves his capacity of shareholder shall be issued to each one of the shareholders. The securities, provisional as well as definitive, shall comprise the elements and requirements determined by Article 401 of the Commercial Code and which are described in the following Article. Shares owned by State entities shall be issued in a format and series different from the private class. The former shall be class A and all the others class B, the latter being those which correspond to the domestic and foreign private shareholders. In each subscription of shares, the securities shall be issued within thirty (30) days following the date on which their subscription is finalized.

ARTICLE NINE: CONTENT OF THE SECURITIES.- The securities shall be issued with the characteristics which are set forth below: 1) They shall be numbered consecutively and shall bear the facsimile signature of the Manager and the Secretary of the company. 2) They shall indicate the authorized capital, the name and principal domicile of the company, the number, the date and the notarial office for the articles of association. 3) They shall note the number of shares represented in each security and the face value, the class and series letter of same. 4) They shall include the full name of the holder and his tax identification document.

ARTICLE TEN: PROVISIONAL CERTIFICATES.- As long as the value of the subscribed shares has not been paid in full, a provisional certificate shall be delivered to the subscribers. The assignment of these certificates shall be subject to the same conditions required for that of the definitive securities, and assignor as well as assignee shall be jointly liable for the unpaid contribution.

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Once said amount has been covered, the provisional certificate shall be replaced by the corresponding definitive security.

ARTICLE ELEVEN: PREFERENTIAL RIGHT IN CASE OF SUBSCRIPTION.- The shareholders shall have preference in subscribing to any issue of shares in an amount directly proportional to the amount of shares which they hold on the date of approval of the respective regulation for placement of shares passed by the Board of Directors of the company. The offer shall be made privately, by means of a written communication sent by mail to the most recent address which each shareholder has recorded at the company. The right to subscribe shares shall be freely negotiable and the shareholders shall be able to assign it within the terms of the subscription regulation.

ARTICLE TWELVE: EFFECT OF THE OWNERSHIP OF SHARES.- The ownership of any number of shares entails for their owner the acceptance of the bylaws of the company, regardless of the source of his security.

ARTICLE THIRTEEN: RULES FOR THE TRADING OF SHARES.- So that the trading of shares may become effective with respect to the company and third parties, their entry in the shareholders' registry book shall be required through a written order from the assignor or through an endorsement made on the security; the new entry and the forwarding of the security to the assignee shall be effected after that of the assignor has been canceled. In order to trade shares encumbered with a pledge, the authorization of the creditor shall be required. When recording in the shareholders' book of assignment of class A shares is requested by a party other than a State entity, the requested entry shall be undertaken once the original security is canceled and another, of class B, is issued to replace it. The same shall be done when a State entity becomes holder of class B shares, in which case the corresponding entry shall be made in the shareholders'

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                                                                      AA 0292542

book after the original security is canceled and another belonging to class A has been issued.

ARTICLE FOURTEEN: TRANSFER OF SHARES.- Shareholders who wish to transfer their shares in whole or in part are to offer them first to the company. The offer shall be made in writing through the Manager of the company and there shall be indicated therein the number of shares to be transferred, the price and the form of payment of same. The company shall have a period of thirty (30) business days to accept or reject the offer, complying with the provisions in the law. When the preceding period has expired, if the company does not make any announcement or if it opts to acquire the shares or decides to acquire them in part, the Manager shall officially inform the other shareholders within three
(3) business days following the expiration of the preceding period, so that they may endeavor to acquire all or the remainder of the offered shares, as the case may be, for which they likewise shall have a term of thirty (30) business days. It is understood that the shareholders may acquire the shares in proportion to those which they possess in the company, and after the cited period has expired, the shares not acquired by the company or by the shareholders may be transferred freely to third parties provided that such transfer is not effected under conditions more favorable than those offered to the other shareholders and that it is finalized no later than forty-five (45) days following the date on which the term which the remaining shareholders had for exercising the preferential right established in this Article has terminated. If the company or the shareholders, as the case may be, should be interested in acquiring the shares in whole or in part, but they disagree with the offering party regarding the price or the form of payment or both, these shall be set by experts appointed under the terms of Decree 2,282 of 1989. In this case, negotiation shall be finalized within five (5) days following rendering of the expert report.

FIRST PARAGRAPH.- Notwithstanding the provisions of this Article, it is understood that the State entities which possess Series A shares are to comply, prior to the company offering, with the principle of democratization in shareholder interest provided for by Article 60 of the National Constitution as regulated by the law.

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SECOND PARAGRAPH: The preferential right regulated here shall not apply when it is a question of transfer of shares among companies which have the nature of controlled companies, affiliates, subsidiaries or parent companies as defined in commercial law.

THIRD PARAGRAPH: This clause shall be in force as long as the shares of the company are not listed on the Stock Exchange.

ARTICLE FIFTEEN: RIGHTS OF THE SHAREHOLDERS.- Without prejudice to the others which the law, the regulations and the bylaws grant thereto, the shareholders shall have the following rights:

1) That of participating in the deliberations of the meeting and voting therein without any restriction as determined by Article 19.9 of Law 142 of 1994; 2) That of receiving a portion of the corporate profits which the balance sheets show at the end of the fiscal year, in proportion to the value of their shares;
3) That of trading their shares under the terms of these bylaws; 4) That of freely examining, within the thirty (30) calendar days prior to the ordinary sessions of the meeting, or at which that same body is to approve the financial statements of the company, the books and other documents to which Articles 446 and 447 of the Commercial Code refer; 5) That of receiving, in proportion to the value of their shares, a portion of the corporate assets at the time of liquidation, after the outside liabilities of the company have been paid.

CHAPTER IV.  MANAGEMENT AND ADMINISTRATION OF THE COMPANY.  ARTICLE SIXTEEN:
BODIES OF THE COMPANY.- The company shall be managed by the general meeting of shareholders, the Board of Directors, and the management according to the responsibilities and functions which are indicated in these bylaws. In addition, the company shall have an auditor who shall serve as a permanent control body.

ARTICLE SEVENTEEN: GENERAL MEETING OF SHAREHOLDERS. COMPOSITION AND FUNCTIONS.- The shareholders convened within the conditions indicated in these bylaws constitute the meeting. In addition to those which are not allocated in the bylaws to other bodies of the company, the

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                                                                      AA 0292543

functions of the meeting shall be the following: 1) To set up the measures conducive to ensuring the fulfillment of the corporate purpose of the company.
2) To consider the reports and projects submitted to it by the Board of Directors, the Manager, the auditor and the committees which the same meeting may appoint. 3) To consider and to approve or disapprove the balance sheets and schedules for the end of the fiscal year and to close or annotate the accounts which are to be submitted therewith. 4) To order the setting up of the reserves which, in addition to the legal ones, it may deem advisable, and possibly to discontinue them. 5) To determine and to decide, in accordance with the law, the distribution of the profits which are set forth on the balance sheet, once the sums which are to be posted to the legal reserve or those which the same meeting sets up are deducted; to determine the amount of the profit to be distributed, the period and the manner of payment of the dividends. 6) To agree on the manner of write-off of losses, if there are any. 7) To examine the condition of the company and to consider the memorandum or annual report presented thereto, separately or jointly, by the Board of Directors, and the Manager, concerning the progress of same. 8) To consider the auditor's report.
9) To approve the appraisal of the assets which are to be received in payment of subscription of shares. 10) To order the increase or decrease of the company capital in accordance with these bylaws and the law; 11) To authorize any issue of preferential-dividend, preferred or privileged shares and to order the reduction or elimination of the privileges; 12) To order the relevant legal actions to be brought against the administrators and other executive officers or the auditor, without prejudice to the duties which the laws impose on the other bodies of the company concerning the matter; 13) To appoint committees assigned to carry out some of the special functions of the meeting which, because of their nature, might be able to be delegated. 14) To decide on the structure of the fiscal auditor's office and to approve the annual budget therefor. 15) To freely elect and remove the members of the Board of Directors, principals and alternates, the auditor or his alternates or, in place of this auditor, to designate an accounting group or firm to perform the audit in accordance with the legal provisions. In the election of the Board of Directors, the

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meeting is to see to it that representation directly proportional to the shareholding exists thereon. 16) To set the remunerations for the Board of Directors and the auditor and to agree on that for the agents on whom it confers assignments which by their characteristics entail fees. 17) To Revise the bylaws of the company. 18) To decide on the dissolution or extension of the company and to authorize its transformation or merger with another company or companies. 19) The others which may correspond thereto in accordance with the laws.

ARTICLE EIGHTEEN: ORDINARY SESSIONS.- The ordinary sessions of the meeting shall be held each year within the first three (3) months of the year. If the meeting is not convened, it shall be held in its own right on the first business day of the month of April at ten (10:00) o'clock in the morning, on the premises where the administration operates, in the location of the principal domicile of the company.

ARTICLE NINETEEN: EXTRAORDINARY SESSIONS.- Extraordinary sessions shall be held when the Board of Directors, the Manager or the auditor may deem it advisable. Also, the Office of the Superintendent of Public Services, in the cases provided for by the law, may issue or request issue of the notice of meeting.

ARTICLE TWENTY: NOTICE OF MEETING.- Any notice of meeting of shareholders shall be effected by written communication which shall be sent to the most recent address of the shareholder which appears on record with the administration. The agenda shall be inserted in the text of the notice of meeting. The notice of meeting for the ordinary meetings or those others at which the financial statements of the company are to be approved shall be effected at least fifteen
(15) working days in advance of the date on which the session is to be held, excluding the days of the notice of meeting and the session. For extraordinary sessions, an advance notice of eight (8) calendar days shall be sufficient.

ARTICLE TWENTY-ONE: LOCATION OF THE MEETING.- The Meeting shall be held at the location of the principal domicile of the company, on the day, at the time and in the place indicated in the text of the notice of meeting. It likewise may be held, without prior invitation

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                                                                      AA 0292544

and at any location, when all of the subscribed shares are represented. The extraordinary meeting may not pass resolutions on topics not included on the agenda inserted in the notice of meeting. In any event and at any time, it may remove the members of the Board of Directors and other executives whose appointment devolves thereon.

PARAGRAPH: In the event that circumstances so permit and the legal budgets referred to in Articles 19 and 20 of Law 222 of 1995 are met, an unattended meeting may be held. The minutes corresponding to unattended meetings and to resolutions of the general meeting of shareholders set forth in writing are to be drawn up and entered in the book of minutes within thirty (30) days following the one on which the resolution was passed. Such minutes shall be signed by the Manager and the Secretary of the company. In the absence of the latter, they shall be signed by one of the shareholders.

ARTICLE TWENTY-TWO: VOTES.- For resolutions of the meeting, one vote shall correspond to each share, without any restriction.

ARTICLE TWENTY-THREE: QUORUM FOR DELIBERATING.- The meeting shall deliberate at its ordinary or extraordinary sessions with the attendance of a plurality of the individuals who hold or represent at least fifty-one percent (51%) of the subscribed shares.

ARTICLE TWENTY-FOUR: QUORUM FOR RESOLVING.- For validity of the resolutions of the meeting, the favorable vote of at least fifty-one percent (51%) of the subscribed shares shall be required, except in cases in which a different majority may be required in the law or in these bylaws. When the meeting is convened in an ordinary or extraordinary session, if the quorum to which this Article refers is not attained, a new notice of meeting shall be effected. At the meeting deriving from this last notice of meeting, deliberations and resolutions shall be effected with a plurality of individuals who hold any number of shares, except in the cases in which a special deciding quorum may be required. The new meeting may not be held before the following ten (10) business days, or after the subsequent thirty (30) business days, calculated starting from the date set for the meeting in the first notice of meeting.

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ARTICLE TWENTY-FIVE: SUSPENSION AND CONCLUSION OF DELIBERATIONS.- The
deliberations of the meeting may be suspended as many times as necessary, to be resumed later, within a period which is not to exceed three (3) days by a resolution adopted by a plurality of those in attendance which corresponds to at least fifty-one percent (51%) of the shares represented at the meeting. This rule does not prevent the individual who is presiding over the session from ordering the recesses customary at this type of meeting.

ARTICLE TWENTY-SIX: EXTENSION OF DELIBERATIONS.- The deliberations may not be extended for more than three (3) days, if the entirety of the subscribed shares is not represented.

ARTICLE TWENTY-SEVEN: ELECTIONS.- Whenever it is a question of electing two or more individuals to make up the same Board, committee or managerial body, the electoral quotient system shall be applied. This shall be determined by dividing the total number of valid votes cast by that of the individuals who are to be elected. The counting of votes shall begin with the slate which has obtained the greatest number of votes and so on in descending order. From each slate there shall be declared as elected as many names as times the quotient goes into the number of votes cast for same. If posts remain to be filled, these shall correspond to the highest remainders, counting them also in descending order. In the case of a tie in the remainders, a drawing shall decide. Blank ballots are counted in order to determine the electoral quotient. The individuals who are elected may not be replaced in partial elections without undertaking a new election, in which the electoral quotient system is to be employed, unless the vacancies are filled unanimously.

ARTICLE TWENTY-EIGHT: MINUTES.- An official transcript of what occurred at the session shall be set down in the book of minutes of the meeting, placed on record and paginated at the Chamber of Commerce of the corporate domicile. The minutes of any session shall begin with the serial number which corresponds thereto and shall state at least the place, the date and the

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                                                                      AA 0292545

time of the meeting, the form and advance time of the notice of meeting, the list of those in attendance with the indication of the number of shares owned or represented and the total shares, the subjects taken up, the resolutions adopted and the number of votes in favor, against and blank, the records made by those in attendance, and the date and time of closing. The meeting may approve or protest the minutes at the same meeting to which the latter correspond or delegate such power to a plural committee which shall submit a written report. The minutes are to be signed by the Chairman of the meeting and by the Secretary. Copies of the minutes approved by the Secretary and by a representative of the company, shall be sufficient proof of the events which are set forth therein, as long as the falsity of the respective copy or minutes is not demonstrated.

ARTICLE TWENTY-NINE: BOARD OF DIRECTORS.- The company shall have a Board of Directors composed of five (5) principal directors, each one of whom shall have an alternate individual who shall replace him in his temporary or extended absences.

ARTICLE THIRTY: ELECTION.- The principal and alternate members of the Board of Directors shall be elected and removed freely by the general meeting of shareholders.

ARTICLE THIRTY-ONE: TERM.- The term of service of the Board of Directors shall be one (1) year, which shall begin as of the 1st of April of each year and shall end on March 31st of the following year.

PARAGRAPH: The members of the Board of Directors shall remain in their posts as long as they are not removed.

ARTICLE THIRTY-TWO: FUNCTIONS OF THE BOARD OF DIRECTORS.- In addition to the special functions which the meeting entrusts thereto, the Board of Directors shall have the following: 1) To set the course and general guidelines for the management of the company in accordance with the directives established by the general meeting of shareholders. 2) To comply with the bylaws and to ensure compliance with them, and in general to make decisions in order that the company may fulfill its purposes. 3) To request information concerning his work from any executive of

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the company and to advise the Manager on the matters on which it is asked for an opinion or when it may consider it advisable to do so. 4) To hear the Manager and the auditor as many times as it may deem necessary. 5) To authorize the establishment of offices, agencies and branches outside the principal domicile of the company. 6) To propose the revisions to the bylaws which it may consider advisable. 7) To hear and to decide on resignations tendered by the executives whose appointment is the responsibility thereof. 8) To authorize the participation of the company in other companies. 9) To regulate the placement of company shares. 10) To freely appoint and remove the Manager and his alternates; to inform them of their remuneration and to decide on their resignations, vacations and leaves of absence. 11) To authorize extraordinary investments in cases of emergency in order to ensure the normal development of the company. 12) To examine at any time the accounting books, the correspondence and in general the documents of the company as well as the statement of holdings and to examine and to approve or disapprove the general budget and the accounts of the company submitted by the Manager. 13) To convene the general meeting for extraordinary sessions without prejudice to the statutory powers of other bodies or executives. 14) To appoint special working committees. 15) To submit annually for the consideration of the meeting at its ordinary session and in association with the Manager and following their study and approval, the balance sheet, accounts and supporting documents for the company and the plan for distribution of profits or for write-off or posting of losses. 16) To present annually to the meeting at its ordinary sessions and in association with the Manager, or separately, a report concerning the economic and financial position of the company and concerning the management conducted during its term of office, accompanied by the relevant recommendations. 17) To study the reports concerning the economic and financial position of the company.
18) To present to the meeting, at its ordinary and extraordinary sessions, the other reports and recommendations which it may deem advisable. 19) To delegate to the Manager one or some of its functions which, in accordance with the law, may be delegated. 20) To authorize the Manager of the company to execute actions or contracts

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                                                                      AA 0292512

the amount of which exceeds the sum which corresponds in pesos to the amount of EIGHT HUNDRED FIFTY (850) MINIMUM MONTHLY LEGAL WAGES IN FORCE; 21) In addition to the preceding functions, the duties, responsibilities and actions referred to in Articles 24 and 25 of Law 222 of 1995 shall be applicable.

ARTICLE THIRTY-THREE: ORDINARY SESSIONS.- The Board of Directors shall meet in ordinary sessions at least once a month, on the dates which the Board itself shall indicate in accordance with the requirements of the firm.

ARTICLE THIRTY-FOUR: EXTRAORDINARY SESSIONS.- Extraordinary sessions of the Board may be convened by the Manager, the auditor or by at least two (2) members of the Board who are acting as principals, to take up urgent matters.

ARTICLE THIRTY-FIVE: NOTICE OF MEETING.- The notice of meeting for the Board shall be effected by letter no less than three (3) calendar days in advance, including that of the notice of meeting. The agenda shall be included in the
aforesaid notice of meeting.   Nonetheless, the Board may convene without a
notice of meeting when all those who at that time are acting as principals are in attendance.

ARTICLE THIRTY-SIX: PLACE OF THE MEETING.- The Board of Directors shall meet on the date, at the time and in the place stated in the notice of meeting or as determined by all those who comprise it.

PARAGRAPH: In the event that circumstances so permit and the legal budgets referred to in Articles 19 and 20 of Law 222 of 1995 are met, an unattended Board Meeting may be held. The minutes corresponding to unattended meetings and to resolutions of the Board of Directors set forth in writing are to be drawn up and entered in the book of minutes within thirty (30) days following the one on which the resolution was passed. Such minutes are to be signed by the Manager and the Secretary of the company. In the absence of the latter, they shall be signed by one of the members of the Board of Directors.

ARTICLE THIRTY-SEVEN: VOTES.- Each one of the members acting as a principal on the Board of Directors shall have one vote.

ARTICLE THIRTY-EIGHT: QUORUM.- The Board of Directors shall deliberate and shall pass resolutions with the presence and the favorable vote of the majority of its members.

ARTICLE THIRTY-NINE: MINUTES.- An official transcript of what occurred at the meetings shall be set down in the book of minutes of the Board of Directors, placed on record and paginated at the Chamber of Commerce. The minutes of any session shall begin with the serial number which corresponds thereto and shall state at least the place, the date and the time of the meeting, the form and advance time of the notice of meeting, the list of those in attendance, the matters taken up, the resolutions adopted and the number of votes cast in favor, against and blank, the records made by the participants and the date and time of closing. The Board may approve or protest the minutes at the same meeting to which the latter correspond or at the following meeting, or delegate this power to a plural committee which shall provide a written report. All the minutes are to be signed by the Chairman and the Secretary and in their absence by whomever is taking their place.

ARTICLE FORTY: MANAGER.- The administration of the company, its legal representation and the conduct of its business shall be the responsibility of the Manager, who shall have an alternate who shall replace him in the event of temporary or extended absences.

ARTICLE FORTY-ONE: ELECTION.- The Manager shall be elected by the Board of Directors. The Board also shall appoint the executive who shall have the position of alternate for the Manager and who shall replace him in temporary absences or in extended ones while the holder of the office is being appointed.

ARTICLE FORTY-TWO: TERM.- The Manager and his alternate may be removed by the Board of Directors at any time.

ARTICLE FORTY-THREE: FUNCTIONS OF THE MANAGER.- The Manager shall have the following functions: 1) To participate in the various operations of the company in order to ensure the best use of the economic resources; 2) To monitor the company's receipts for the various items which arise; 3) To direct the management of the funds and assets of the company in accordance with the instructions of the meeting of shareholders and the Board of Directors; 4)

                                                                      AA 0292547

To expedite all types of studies and measures relating to the financing and debt service of the company; 5) To expedite the financial studies intended to make the regular operations of the company more efficient; 6) To comply with the resolutions of the meeting and the Board of Directors; 7) To represent the company legally before authorities of any type and nature and before other legal entities or individuals, judicially or extrajudicially, with broad general powers for the proper conduct of his office and with the special powers which the law requires in order to substitute, settle, agree and waive and even to appear at legal proceedings in which the ownership of real property is discussed, except in cases in which a special authorization is required in accordance with the law or these by laws; 8) To manage the business and operations of the company, with respect to the outside as well as those relating to its internal activity and in particular technical operations, accounting, correspondence and supervision of its property, all within the guidelines and instructions deriving from the meeting and the Board of Directors; 9) To conclude, without authorization from the Board of Directors, any type of action or contract for the development of the corporate purpose of the company, provided that its amount does not exceed the sum which corresponds in pesos to the amount of EIGHT HUNDRED FIFTY (850) MINIMUM MONTHLY LEGAL WAGES IN FORCE;
10) To freely appoint and remove the individuals who are to fill the positions created by the firm, except for those whom the meeting or the Board of Directors is responsible for appointing or removing; 11) To establish special authorized agents to attend to judicial and extrajudicial matters, as well as the proceedings which are to be expedited before authorities of any type; 12) To keep the Board of Directors informed frequently concerning the operation of the company and to provide it with the data and documents which it may request therefrom; 13) To draw up and implement the budget which the Board of Directors approves for the company; 14) To order and approve feasibility studies; 15) To make decisions on the commercial business of the company which does not require the approval of the Board of Directors; 16) To coordinate and monitor the management of the company and to maintain the public relations for same; 17) To organize, direct and monitor the upkeep of the company; 18) To see to it that the accounting and the books of the company are maintained correctly, to authorize and sign the balance sheets and periodic reports and submit them for consideration by the Board of Directors, the same as for the financial statements; 19) To present for consideration by the Board of Directors at each of its meetings reports on the progress of the company and on its commercial, administrative and financial position by means of monthly trial balance sheets; 20) To present annually and in timely manner to the Board of Directors and to the general meeting of shareholders, the accounts, the schedules, the balance sheet and the profit and loss statement together with a report on the progress of company business during the immediately preceding fiscal year, the innovations introduced and those to be undertaken in the future for the proper fulfillment of the corporate purpose; 21) To determine the investment of available funds which are not required for the immediate operations of the company, subject to the limitation of obtaining the prior authorization of the Board of Directors for those the value of which exceeds the sum which corresponds in pesos to the amount of EIGHT HUNDRED FIFTY (850) MINIMUM MONTHLY LEGAL WAGES IN FORCE as indicated in number 9) above; 22) To comply with and to ensure compliance with the bylaws of the company; 23) To exercise the other legal and statutory functions; 24) To appear before a notary in order to authenticate the resolutions of the meeting which are required to be placed on official record; 25) In addition to the preceding functions, the duties, responsibilities and actions referred to in Articles 24 and 25 of Law 222 of 1995 shall be applicable.

ARTICLE FORTY-FOUR: SECRETARY GENERAL.- The company shall have a Secretary General, who likewise shall be that of the meeting and the Board of Directors. ARTICLE FORTY-FIVE: ELECTION.- The Secretary General shall be elected and removed freely by the Board of Directors.

ARTICLE FORTY-SIX: FUNCTIONS.- In addition to those which the meeting, and the Board of Directors occasionally may assign thereto, the Secretary General shall have the following functions: 1) To prepare for the sessions of the general meeting and the Board of Directors. 2) To draw up, in agreement with the Manager, the terms and agendas for the sessions and in

                                                                      AA 0292548

general to take the measures necessary for the proper functioning thereof. 3) To draw up and read the minutes of the meeting and the Board of Directors; to sign them after they are approved by the respective statutory body and have been signed by the Chairman and to maintain the book where these are entered. 4) To receive, handle and retain the proposals and records which are presented to the meeting or the Board of Directors, setting down an official transcript of what has been decided with respect thereto. 5) To provide the reports which the general meeting or the Board of Directors might request thereof with respect to the matters specific to the Office of the Secretary. 6) To communicate to the interested party the decisions of the general meeting or the Board of Directors.
7) To sign the share certificates jointly with the Manager. 8) To see to it that the shareholders' registry book is maintained in due form and to keep it under its care. 9) To see to it that the receipt, recording, opening, distribution, answering, sending and filing of the correspondence of the general meeting and the Board of Directors is handled in proper manner. 10) To provide for the organization and safekeeping of the document files under its care. 11) To issue certified copies of the documents the originals of which remain in the company and concerning which confidentiality need not be maintained. 12) To certify concerning all the acts and circumstances which relate to the life and development of the company. 13) To make the necessary arrangements for the organization and maintenance of the general file. 14) To record new shareholders in the case of transfer of shares, following written order from the assignor and after the procedure provided for in these bylaws has been carried out. 15) To assist the Manager in the performance of his functions. 16) The others which the general meeting, the Board of Directors and the Manager may assign thereto.

CHAPTER V. ARTICLE FORTY-SEVEN. CONCERNING THE AUDITOR: AUDITOR.- The company shall have an auditor and an alternate for same, who shall replace him in his temporary or extended absences.

ARTICLE FORTY-EIGHT: ELECTION OF THE AUDITOR.- The auditor and his alternate shall be elected and removed freely by the general meeting of shareholders.

ARTICLE FORTY-NINE: TERM.- The term of the auditor and his alternate shall be one (1) year, which shall begin as of the 1st of April of each year and end on March 31st of the following year, and both may be reelected indefinitely.

PARAGRAPH: The auditor and his alternate shall remain in their posts as long as they are not removed.

ARTICLE FIFTY: FUNCTIONS.- Aside from the powers and duties which occasionally may be assigned thereto by the meeting, functions of the auditor shall be: 1) To organize and effect the control of the accounting and financial operations of the company and the status of its assets, subject to the law and within the guidelines and instructions determined by the meeting. 2) To submit for consideration by the meeting the plans relating to the auditor's office with respect to its administrative structure with specification of its facilities, services of the latter and number of employees with their functions and remunerations. 3) To freely appoint and remove the employees of the auditor's office whose positions have been created by the general meeting. 4) To submit annually to the meeting the expense budget for the auditor's office, accompanied by the data necessary for its proper consideration. 5) To monitor and check that the accounting is maintained in accordance with the law and to examine in an ongoing manner the accounting operations and the corresponding internal and external supporting documents, in order to determine the accuracy of same with power to prescribe technical standards for their improved control and to request of the Board of Directors and all the executives, data, documents and, in general, collaboration in order that said control may be effected satisfactorily. 6) To see to it that the books, supporting documents, machines and other elements used in the accounting are maintained and safeguarded in due manner. 7) To see to it that the book of minutes of the meeting of shareholders and the Board of Directors and the shareholders' registers are maintained and kept in order and to examine them at any time it may deem advisable. 8) To make sure that the company operations are in conformity with the bylaws and the resolutions of the meeting and the Board of Directors, with power to review the methods of receipt, recording, opening, distribution, answering, sending and filing of the correspondence and to revise them at any time.

                                                                      AA 0292549

9) To exercise ongoing control over the assets of the firm and those of others which the latter has in its possession, with power to convey instructions and to perform inspections, reviews, cash audits, inventories and in general to use the means conducive to protecting said assets and verifying their status. 10) To convene the general meeting or the Board of Directors in extraordinary sessions when the interests of the company or the need to comply with the bylaws so requires. 11) To attend the general meeting with a right to speak but without a vote. 12) To attend the Board of Directors meeting with a right to speak but without a vote, provided he is called therefor. 13) To approve the general balances at the end of the fiscal year with his signature, when he has found them to be correct. 14) To draw up an opinion on each of said balances in which there is stated at least: A) Whether he has had available the information necessary for its examination. B) Whether the recommended accounting-practice procedures have been followed in the course of the review. C) Whether in his opinion the accounting is maintained in accordance with legal standards and accounting practice and whether the operations recorded are in conformity with the bylaws and the decisions of the general meeting and the Board of Directors, respectively. D) Whether the balance sheet and the profit and loss statement accurately correspond to the books and whether, in his judgment, the first presents in a reliable manner, in accordance with generally accepted accounting standards, the financial position of the company at the close of the period reviewed, and whether the second correctly expresses the result of the operations of said period. E) The reservations, qualifications, suggestions which he may have concerning the financial statements. 15) To draw up an annual report for the ordinary session of the meeting in which there is stated at least: A) Whether the actions of the members of the Board of Directors, the Manager and the highest executives of the company were in accordance with the bylaws and the decisions and instructions of the general meeting and the Board of Directors respectively. B) Whether the books, supporting documents and other accounting documents, as well as the books of minutes and shareholders' register kept and are adequately maintained. C) Whether the correspondence is attended to and maintained adequately.

D) Whether there are measures for internal control, maintenance and safekeeping of the corporate assets and those of third parties which may be in the possession of the firm and, if so, whether such measures are adequate. E) The manner in which the budget for the auditor's office was implemented during the fiscal year. 16) To inform officially, in a timely manner and in writing, the meeting, the Board of Directors, or Manager, as the case may be, concerning irregularities which may occur in the internal functioning of the company or in its transactions with outsiders. 17) To provide to the meeting the reports which it may request, on everything relating to the progress of the company and the performance of his assignment. 18) To provide to the Board of Directors and the Manager all the reports which they may request of him and which are not incompatible with the control functions which the auditor is to exercise over one and the other. 19) To maintain strict confidentiality concerning the functions, actions, documents and in general concerning matters relating to the company of which he may have knowledge by reason of his assignment and which should be kept confidential, without prejudice to communicating them, subject to the corresponding legal or statutory procedure, to those who, pursuant to the law or the bylaws, might have a right to know them. 20) To comply with and to ensure compliance with the laws, the bylaws and the resolutions of the meeting.
21) To perform the audit in such manner that it does not interfere with the functions of the other corporate bodies or hinder or paralyze the progress of the company. The purpose of the auditor's functions is to conduct an effective examination of the property and activities of the company, but he shall not have capacity to participate in the administrative functions of same; he may perform only the administrative functions inherent to the organization of the audit itself; 22) The others which may be indicated therefor in Article 207 of the Commercial Code.

ARTICLE FIFTY-ONE: AUDIT OF THE CONTRIBUTIONS OF STATE ENTITIES.- State entities which have or may come to have the capacity of shareholders of the company shall comply with the provisions in Article 27.4 of Law 142 of 1994. For this purpose the company shall provide to

                                                                      AA 0292550

the employees of the Municipal or Administrative District Auditor's Office full collaboration for due fulfillment of the functions which the law assigns to said employees.

CHAPTER VI. BALANCE SHEET, PROFIT AND LOSS STATEMENT.  ARTICLE FIFTY-TWO:
BALANCE SHEET.- A balance sheet shall be drawn up at the close of the company's fiscal year, which shall run from the first (1st) of January to the thirty-first
(31st) of December of each year. The accounting shall be maintained in accordance with standards accepted by the law by means of procedures which allow for the recording of operations in a complete and reliable manner and knowledge and proof of the general conditions of the firm's business.

ARTICLE FIFTY-THREE: ATTACHMENTS TO THE BALANCE SHEET.- The year-end balance sheet which the Board of Directors and the Manager are to present to the general meeting shall be accompanied by the following documents: 1) The complete detail of the profit and loss account, with stipulation of the appropriations made by way of depreciation of fixed assets and amortization of intangibles. 2) A plan for distribution of divisible profits, after deduction of the sum calculated for the payment of income and additional taxes for the corresponding fiscal year.
3) The report which the Board of Directors, and the Manager are to present to the general meeting of shareholders concerning the economic and financial position of the company furthermore shall contain: A) The detail of expenditures by way of salaries, fees, travel allowances, representation costs, transportation expenses, and any other type of remunerations which each of the managing executives of the company might have collected. B) The listing of expenses for the same items indicated in the preceding clause, incurred in favor of consultants or agents, relating to procedures conducted outside the company.
C) The detail of transfers of assets free of charge or in comparable manner. D) The detail of expenses for advertising, public relations, one distinguished from the other. E) The list of assets of the company abroad and its obligations in foreign currency. F) The detail of the company's investments in other companies, with stipulation of domestic and foreign companies and their respective domiciles. 4) A written report from the Manager concerning his management, which is to include the measures the adoption of which he recommends to the meeting. 5) The auditor's report.

ARTICLE FIFTY-FOUR: PROFIT AND LOSS STATEMENT.- The corresponding profit and loss statement shall be drawn up at the close of each fiscal year. In order to determine the results of the operations, it shall be necessary first to appropriate, in accordance with the law and accounting practices, the items required to provide for depreciation, devaluation and guarantee of net worth or the funds intended for legal, statutory or voluntary reserves. Inventories shall be evaluated in accordance with the methods permitted by the tax rules.

CHAPTER VII. RESERVES. ARTICLE FIFTY-FIVE: RESERVES.- The Company shall set up a legal reserve which shall amount to at least fifty percent (50%) of the subscribed capital, constituted with ten percent (10%) of the net earnings for each fiscal year. Whenever this reserve falls below the legal limit, ten percent (10%) of the aforesaid earnings shall be reappropriated until again attaining this limit. In addition to the reserves ordered by the law, the meeting may set up incidental ones which it may deem advisable, provided that they have a specific intended use and are approved and substantiated according to the law.

CHAPTER VIII. MISCELLANEOUS. ARTICLE FIFTY-SIX: EARNINGS.- Subject to the rules set forth in the law relating to earnings, those approved by the meeting which are substantiated by reliable balance sheets shall be distributed among the shareholders, after the legal and incidental reserves and the appropriations for payment of taxes have been set up. If the sum of the legal and incidental reserves exceeds one hundred percent (100%) of the subscribed capital, the mandatory percentage of net earnings which the company is to distribute according to the law shall amount to seventy percent (70%). Barring determination to the contrary, approved with

                                                                      AA 0292511

votes which represent the absolute majority of the shares represented at the meeting, the company is to distribute by way of dividend among its shareholders, in proportion to the paid part of the face value of the shares for each year, no less than fifty percent (50%) of the net earnings for each fiscal year or of the remainder of same if it does not have to wipe out losses for prior fiscal years.

ARTICLE FIFTY-SEVEN: PAYMENT OF DIVIDENDS.- The payment of dividends shall be made in cash at such times as the meeting may approve and to those who have the capacity of shareholders at the time each payment becomes due. Nonetheless, dividends may be paid in the form of shares of the same company which were issued, if the meeting so decides by means of the vote of the absolute majority of the shares represented at the meeting. Lacking this majority, such shares may be delivered to the shareholders by way of dividend only if the meeting so orders.

ARTICLE FIFTY-EIGHT: LOSSES.- The losses, if any, shall be wiped out with the reserves intended for that purpose and in their absence, with the legal reserve. Reserves the purpose of which might be to absorb specific losses may not be used to cover other different ones, except if the meeting so decides. Should the legal reserve be insufficient to wipe out the losses, there shall be applied for this purpose the corporate profits for the following fiscal years, until said losses are wiped out, before these may have any other use. The meeting may take and order measures conducive to the restoration of fifty percent (50%) of the subscribed capital which may have been lost, such as the sale of appraised corporate assets, reduction of the subscribed capital effected in accordance with the law or the issue of new shares. Any of these measures is to be taken within six (6) months following the determination of the loss which gives rise to that situation. Otherwise the dissolution of the company shall be undertaken.

ARTICLE FIFTY-NINE: CORPORATION DISSOLUTION.- The company shall be dissolved: 1) Because of the impossibility of developing the corporate purpose. 2) Because of reduction in the number of shareholders to fewer than five (5). 3) Because of mandatory liquidation of the company. 4) Because of resolution of the general meeting, adopted with the vote of shareholders who represent at least seventy percent (70%) of the subscribed capital. 5) Because of decision of a competent authority. 6) When losses occur which reduce the net worth below fifty percent (50%) of the subscribed capital.
7) In the event that all the subscribed shares come to belong to a sole shareholder.

ARTICLE SIXTY: CORPORATE LIQUIDATION.- When the company is dissolved, its liquidation shall be started immediately. No new operations may be undertaken which involve the exercise of its purpose, and its legal capacity shall be limited to the actions necessary to conclude the liquidation condition. Barring explicit legal exception, any action unrelated to this purpose which may be undertaken shall make the liquidator or liquidators and the auditor who have not raised any objection liable in joint and unlimited manner. The words "in liquidation" shall be added to the corporate name, and if this requirement is not fulfilled, the liquidator or liquidators and the auditor who have not raised any objection shall be answerable in joint and unlimited manner for the damages which may occur. Aside from the provisions in these bylaws concerning liquidation, the latter shall be governed by Chapter X of Title I of the second volume of the Commercial Code.

ARTICLE SIXTY-ONE: ARBITRATION.- If with respect to the company, whether during its existence, at the time of liquidation or subsequent thereto, some dispute should arise among the partners or between the latter and the company or the liquidator, which cannot be resolved directly by the interested parties, the dispute shall be submitted to the ruling of a court of arbitration made up of three arbitrators, which court lawfully shall decide. The arbitrators shall be appointed by the Chamber of Commerce, upon written request of either of the interested parties, in which the matter or matters which are to be the subject of decision are to be indicated. The court shall function in Santafe de Bogota, Capital District D.C., and its rulings shall be lawful. In matters not provided for in this clause, Arbitration shall be governed by the rules set forth in Decree 2279 of 1989 and Law 23 of 1991, or in the legal provisions which may regulate, amend, repeal or replace it.

                                                                      AA 0292521

ARTICLE SIXTY-TWO: PROHIBITIONS.- Without prejudice to those set forth in the laws or in other Articles of these bylaws, the prohibitions shall be of two types, namely: 1) FOR THE COMPANY: That it shall not refuse to enter in the shareholders' registry book the shares traded in accordance with the appropriate practices. 2) FOR THE AUDITOR: That he may not: A) Be a shareholder of the company. B) Be a partner in any affiliate or subsidiary thereof. C) Be connected by marriage or family relationship, within the fourth degree of consanguinity or first civil or second by marriage with members of the Board of Directors or with the Manager, the Secretary, the Treasurer, the accountant or any other executive of the company. D) Hold or conclude company contracts with the executives indicated in the immediately preceding provision. E) Be a joint holder with any of said executives.

ARTICLE SIXTY-THREE: SANCTIONS.- Without prejudice to the actions established in the law, the violation of any of the prohibitions set forth in the preceding clauses shall result in loss of position for the executives involved, which violation is to be decreed by the body which has made the appointment.

ARTICLE SIXTY-FOUR: REVISIONS OF THE BYLAWS.- Resolutions for revisions of these bylaws are to be approved by the meeting in a single discussion, in ordinary or extraordinary sessions, by means of the vote of seventy percent (70%) of the subscribed capital validly present at the meeting.

TRANSITIONAL PROVISIONS:

ONE: SUBSCRIBED CAPITAL. Of the authorized capital of the company, the founding shareholders have subscribed on this date FIFTEEN BILLION TWO HUNDRED FIFTY MILLION TWO HUNDRED TWO THOUSAND TWO HUNDRED TWENTY (15,250,202,220) SHARES, as follows:

1) MUNICIPALITY OF GIRARDOT:
SIX BILLION ONE HUNDRED MILLION EIGHTY THOUSAND EIGHT HUNDRED EIGHTY-EIGHT (6,100,080,888) SERIES A SHARES;
2) TRANSTEL S.A.:
NINE BILLION ONE HUNDRED FIFTY MILLION ONE HUNDRED TWENTY-ONE THOUSAND THREE HUNDRED THIRTY-TWO (9,150,121,332) SERIES B SHARES;
3) COMPANIA DE INVERSIONES S.C.S. CONINVERSIONES S.C.S.:
ONE (1) SERIES B SHARE;
4) UNITEL S.A. E.S.P.:
ONE (1) SERIES B SHARE;
5) TELEPALMIRA S.A. E.S.P.:
ONE (1) SERIES B SHARE;

TWO: CAPITAL PAID-IN: Of the subscribed capital, which amounts to the sum of FIFTEEN BILLION TWO HUNDRED FIFTY MILLION TWO HUNDRED TWO THOUSAND TWO HUNDRED TWENTY PESOS ($15,250,202,220) LEGAL TENDER, the shareholders have paid in the following sums:

1) COMPANIA DE INVERSIONES S.C.S. CONINVERSIONES S.C.S., UNITEL S.A. E.S.P., and TELEPALMIRA S.A. E.S.P. have paid in the entirety of their contributions on this date in cash and to the entire satisfaction of the company;

2) TRANSTEL S.A. has paid in the entirety of its contribution, that is, the amount of NINE BILLION ONE HUNDRED FIFTY MILLION ONE HUNDRED TWENTY-ONE THOUSAND THREE HUNDRED TWENTY-NINE PESOS ($9,150,121,329.00) LEGAL TENDER, as follows:

A) By means of a loan made to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT E.S.P. for a value of FIVE HUNDRED MILLION PESOS ($500,000,000.00) LEGAL TENDER, on the twenty-ninth (29) day of December of nineteen hundred ninety-seven (1997), which is set off

                                                                      AA 0292520
against THE REPORT OF ASSETS AND LIABILITIES referred to in the Minutes of the Preliminary Meeting as a contribution of Shareholders.

B) By means of a loan made to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT E.S.P. for a value of TWO HUNDRED MILLION PESOS ($200,000,000.00) LEGAL TENDER, on the twenty-ninth (29) day of December of nineteen hundred ninety-seven (1997), which is set off as a contribution against THE REPORT OF ASSETS AND LIABILITIES referred to in the Minutes of the Preliminary Meeting of Shareholders.

C) The remaining balance, that is, the sum of EIGHT BILLION FOUR HUNDRED FIFTY MILLION ONE HUNDRED TWENTY-ONE THOUSAND THREE HUNDRED TWENTY-NINE PESOS (8,450,121,329.00) LEGAL TENDER, by means of a check made out to the name of the company, which is delivered to it with the signing of this recorded document, which check the company declares it has received to its full and complete satisfaction.

3) THE MUNICIPALITY OF GIRARDOT has paid the amount of SIX BILLION ONE HUNDRED MILLION EIGHTY THOUSAND EIGHT HUNDRED EIGHTY-EIGHT PESOS ($6,100,080,888), LEGAL TENDER, on this date, arising from the equity equation referred to in Point No. 4 of the Agenda of Meeting of the Minutes of the Preliminary Meeting of Founding Shareholders and as a result of the transfer of THE REPORT OF LIABILITIES in accordance with the meaning given thereto in the said Minutes of the Preliminary Meeting of Shareholders, which includes A) The Assets, B) Liabilities, C) Agreements, D) Licenses, Other Rights and Obligations, as each one of these concepts is defined in the following:

3.1) "ASSETS" means the entirety of the real property by nature, real property by accession and personal property, as well as the cash, the investments, the accounts receivable and other rights assets, presently payable or in the process of accrual in favor of the Municipality of Girardot which are contributed to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P. and are listed in EXHIBITS 1 and 2 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders.

3.2) "LIABILITIES" means the entirety of the obligations to third parties, including but not limited to A) public debt, B) financial obligations, C) foreign and domestic suppliers, D) contractors, E) creditors, F) employees and pensioners, as well as all such other obligations incurred, in the process of being incurred or contingently incurred in accordance with accounting principles, against the Municipality of Girardot, which it contributes to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P. and are listed in EXHIBITS 3 and 4 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders.

3.3) "AGREEMENTS" means and includes all of the contracts and agreements signed by the Municipality of Girardot which directly or indirectly affect the Assets and Liabilities thereof and whose status as obligor and/or contractual status is transferred to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P., whether contracts or agreements entered into for the providing of basic, switched, public telephone service or on the assets for the rendering thereof, and which agreements are with, but not limited to, A) TELECOM (interconnection), B) subscribers or customers, C) vendors, suppliers and other third parties who supply goods or services, D) leases of goods and services (including the receipt of rent arising therefrom and, in particular, rent arising from the leasing of its own property given for the providing of service), E) maintenance and/or warranties, F) other contracts relating to the property or to the achievement of the purpose of residential public service, G) agreements with the operators of cellular telephone service, H) personal warranties, or those of sureties, for service covering the property transferred, or which have been constituted by contractors in favor of the company, I) agreements for the gratuitous use real property, and J) a contract for the bartering of real property and K) all such other agreements in force in which the Municipality is a party [illegible remainder of line or lines]

                                                                      AA 0292515
held on this date by the founding shareholders.

3.4) "LICENSES, OTHER RIGHTS AND OBLIGATIONS" means the entirety of the other rights and obligations which, whether or not directly affecting the Assets, the Liabilities or the Agreements, involve a right or an obligation, respectively, conferred on or borne by the Municipality of Girardot and which are not encompassed by the preceding definitions (3.1, 3.2 and 3.3) but which constitute intangible assets or liabilities inherent to the providing of the service or relating to the property for so providing, and which are contributed by the Municipality of Girardot by virtue of this public document, which intangibles may be contained in governmental licenses, unilateral concessions or permits. Also deemed to be encompassed by this definition are the contingent liabilities and the rights to record the real property where the remote concentrators of San Marcos and Jose Maria Cordoba are located, and the right of use for the spaces where the remote concentrators of Canada, La Esmeralda and La Esperanza are located. Finally, deemed to be encompassed by the definition of other rights and obligations are those in force in which the Municipality of Girardot is a party, whether or not listed in EXHIBITS 5, 6 and 7 of the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders.

By means of this recorded document the Municipality of Girardot proceeds to transfer to the company "EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P." the entirety of A) The Assets, B) The Liabilities, C) Agreements, D) Licenses, Other Rights and Obligations in accordance with the definitions given for each one of these concepts in this provision, in order to issue, on this date, SIX BILLION ONE HUNDRED MILLION EIGHTY THOUSAND EIGHT HUNDRED EIGHTY-EIGHT (6,100,080,888) SHARES of one peso ($1.00) each. Several of the assets which are the subject matter of the transfer are itemized in this document as follows:

1.  REAL PROPERTY BY NATURE.

1.1 A lot of land with a surface area of two hundred eighty-five square meters (285 m/2/) along with all of its buildings, improvements, uses and appurtenances, located in the Municipality of Girardot, Administrative District of Cundinamarca, situated on Carrera 11, No. 18-01, and Calle 18, No. 11-02, in accordance with the present urban listing, recorded in the Office of the Registrar of Public Instruments of Girardot as Real Property Record No. 307-30123, identified by Survey Certificate No. 01-03-013-0010-000, delineated by the following special metes and bounds, in accordance with Public Deed No. 516 of the eighth (8) day of March, 1991, of the Sole Notarial Office of the Girardot Association, as follows "ON THE NORTH: approximately twenty (20) meters in length, with the heirs of Federico Perez; ON THE SOUTH: approximately twenty
(20) meters in length, with the Sucre Park; Calle 18 at the center; ON THE EAST: for about sixty-three (63) meters with the present Carrera Eleven (11), and; ON THE WEST: for the same distance with the Cathedral of Girardot." This real property is listed in EXHIBIT NO. 2.1.1 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, along with the exhibits thereto.

1.1.1  That the lot of land referred to above includes the construction of three
(3) plants built upon it as well as all of the constructions, appurtenances, facilities, uses and servitudes thereof.

1.2 Lot of Land No. Twelve (12), Block U, part of Block N of Greater Extension Map No. Five (5), with a surface area of two hundred fifty square meters (250 m/2/), located in the Municipality of Flandes, Administrative District of Tolima, located on Carrera Seven (7), at the corner with Calle Eight (8), urban listing, recorded in the Office of the Registrar of Public Instruments of Espinal (Tolima) as Real Property Record No. 357-0014193, identified by Survey Certificate No. 01-03-0008-0015-000, delineated by the following special metes and bounds, in accordance with Public Deed No. 119 of March 15, 1996, of the Sole Notarial Office of Flandes (Tolima), as follows "ON THE NORTH: Extending twenty-eight (28) meters and forty-three (43) centimeters

                                                                      AA 0292516

along Lot No. Thirteen (13) of the block in mention; ON THE SOUTH: extending twenty-nine (29) meters along Calle Seven (7) at the center and the land of Juan
N. Gomez; ON THE EAST: extending eight (8) meters and ninety-five (95) centimeters with part of Lot No. Eleven (11) of Mr. Antonio Maria Cita; ON THE
WEST: extending eight (8) meters and eight (8) centimeters along the central highway which goes from Flandes to Espinal (Tolima)." This real property is listed in EXHIBIT NO. 2.1.2 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, along with the exhibits thereto.

Notwithstanding the mention of the content and metes and bounds indicated, the transfer is carried out as a defined unit.

1.3 CONVEYANCE: That The Assets itemized in Point No. 1 were acquired by the Municipality of Girardot as follows:

1.3.1 The real property described in Point No. 1.1 of this Transitional Provision was acquired by transfer carried out by EMPRESA DE TELECOMUNICACIONES DE GIRARDOT E.S.P. by means of Public Deed No. 1,641 issued on the thirtieth
(30) day of December, 1997 at the Second Notarial Office of the Girardot Association. 1.3.2 The real property described in Point No. 1.2 of this Transitional Provision was acquired by gratuitous transfer carried out by EMPRESA DE TELECOMUNICACIONES DE GIRARDOT E.S.P. by means of Public Deed No. 1,641 issued on the thirtieth (30) day of December, 1997 at the Second Notarial Office of the Girardot Association.

2. REAL PROPERTY BY ACCESSION: Among the Assets which are the subject matter of this transfer there are also included items of personal property which are deemed to be real property by accession, which include the networks, lines and cables listed in EXHIBIT NO. 2.2 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, along with the exhibits thereto.

3. OTHER ASSETS: Among the Assets which are the subject matter of this transfer there are also included the other assets declared in accordance with the EXHIBITS to this recorded document, as well as cash, investments, accounts receivable, inventories, machinery, plant and equipment and other assets itemized in EXHIBIT 2.3 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, along with the exhibits thereto.

3.1 CONVEYANCE: That the ownership of and the other rights to the personal property assets deemed to be real property by accession as referred to in Point No. 2 and the other assets referred to in Point No. 3, which are hereby contributed to EMPRESA DE TELECOMUNICACIONES DE GIRARDOT S.A. E.S.P., were acquired by the Municipality of Girardot by transfer by means of Public Deed No. 1,641 issued on December 30, 1997 at the Second Notarial Office of the Girardot Association.

4. LIABILITIES: The Liabilities declared in the exhibits to this recorded document are transferred, such as the public debt, financial obligations, accounts payable and provisions which are itemized in the EXHIBITS, included from 3.1 to 4.3, to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, and of the copies thereof issued in accordance with the definition established in Transitional Provision Two of this recorded document.

5. AGREEMENTS: The Agreements of the Municipality of Girardot are transferred, as are all of the agreements and contracts which are listed in EXHIBITS 5 [sic] to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, and of the copies thereof issued.

6. LICENSES, OTHER RIGHTS AND OBLIGATIONS: The following Licenses, Other Rights and Obligations are transferred:

                                                                      AA 0292517

6.1 Deemed to be comprised are other rights and obligations which, whether or not directly affecting the Assets, the Liabilities or the Agreements, involve a right or an obligation, respectively, conferred on or borne by the Municipality of Girardot and which are not encompassed by the preceding Points (1, 2, 3, 4 AND 5) but which constitute intangible assets or liabilities inherent to the providing of the service or relating to the property for so providing, and which are transferred by the Municipality of Girardot by virtue of this public document, which intangibles may be contained in governmental licenses, unilateral concessions or permits, as listed in EXHIBIT 7 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, and of the copies thereof issued.

6.2 Deemed to be comprised are the contingent liabilities listed in EXHIBIT 3.8 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, and of the copies thereof issued.

6.3 Deemed to be comprised are the rights to record the real property where the remote concentrators of San Marcos and Jose Maria Cordoba are located, and the right of use for the spaces where the remote concentrators of Canada, La Esmeralda and La Esperanza are located, as listed in EXHIBIT 7 to the Minutes of the Preliminary Meeting of Shareholders held on this date by the founding shareholders, which minutes are attached to this recorded document in order to form part hereof, and of the copies thereof issued.

PARAGRAPH ONE: That the assets transferred by means of this public instrument have been possessed under ownership and dominion in a regular, peaceful, public and material manner; that they have not been alienated or transferred by an act preceding the present act, that their ownership is free of all manner of encumbrances, such as mortgages, pledges, usufruct, use, occupancy, antichresis, ground rent, leasehold by public recorded document, limitations and conditions of reversion of ownership, and they have not been comprised of unalienable property, and nor are they the subject matter of a civil complaint, attachment or seizure. In any event the Municipality of Girardot engages to cure title in accordance with the law.

PARAGRAPH TWO. That delivery is made to the company of all of the assets, both real property by nature as well as the personal property deemed to be real property by accession, and all the other property among the Assets, authorizing the lawful representative of the new company to take material, full and final possession of all of the other rights, actions and obligations transferred to it by means of this public instrument.

TRANSITIONAL PROVISION FOUR: The founding Shareholders commit themselves to the terms of Point 7 of the Agenda of Meeting for the Preliminary Meeting of Shareholders and they agree that such obligations as may arise between them and the company as a result of the stipulations under that number shall take executory effect.

TRANSITIONAL PROVISION FIVE: The shareholders agree to sign a record of delivery for all of the tangible assets which are the subject matter of the transfer by the Municipality of Girardot to the company covered by this formation. The said record shall be made and signed by representatives of the Municipality and of the Company within a term not greater than thirty calendar days commencing from the signing of this recorded document.

TRANSITIONAL PROVISION SIX:  DESIGNATIONS.  The following designations are made:

                             A.  BOARD OF DIRECTORS

FULL MEMBERS:                       ALTERNATES:
MUNICIPAL MAYOR               SECRETARY OF GOVERNMENT
SECRETARY OF THE TREASURY     SECRETARY OF PUBLIC WORKS
GUILLERMO O. LOPEZ E.         GONZALO CAICEDO TORO
C.C. 16,614,481 OF CALI             C.C. 14,945,396 OF CALI
CARLOS ALBERTO ARANGO         ANIBAL E. PEREZ
C.C. 16,580,293 OF CALI             C.C. 16,611,702 OF CALI
JORGE ENRIQUE MARTINEZ        JAVIER SALGADO PINILLA
C.C. 7,506,435 OF ARMENIA     C.C. NO. 19,396,552 OF BOGOTA

                                                                      AA 0292524
B. GENERAL MANAGER:           GABRIEL ARMANDO VELOZA
                              C.C. 19,389,855 OF BOGOTA
C. ALTERNATE MANAGER:         JORGE ENRIQUE MARTINEZ
                              C.C. 7,506,435 OF ARMENIA

D. AUDITOR: The founding shareholders designate as the Auditors for the company the firm PRICE WATERHOUSE and they request that, in a separate letter sent to the Meeting of Shareholders, the said firm report the names and registration numbers of the accountants to be in charge of such auditing.

THE CHARTER/BYLAWS AND THE MEMORANDUM OF MEETING END HERE. After this public instrument was read to the appearing parties, they approved it with respect to each and all of its parts, and they signed it before me, the notary, to all of which I attest.

This recorded document was made on sheets of notarial paper numbered:

AA - 0292526, AA - 0292540, AA - 0292541, AA - 0292542, AA - 0292543, AA -
0292544, AA - 0292545, AA - 0292512, AA - 0292547, AA - 0292548, AA - 0292549,
AA - 0292550, AA - 0292511, AA - 0292521, AA - 0292520, AA - 0292515, AA -
0292516, AA - 0292517, AA - 0292524, AA - 0292525.

NOTARIAL FEES: 67,236,000.00 pesos.
VALUE-ADDED TAX: 10,765,440.00 pesos.
STAMP TAX: 125,000,000.00 pesos.
NATIONAL NOTARIAL FUND: 1,500.00 pesos.
NOTARIAL SURCHARGE: 1,500.00 pesos.
CORRECTION "MAGDA JULIETH QUIMBAYO MAHECHA, Second Commissioned Notary of the Girardot Association" IS VALID.
CORRECTION "67,236,000, 10,765,440, 125,000,000.00" IS VALID.

                                      /s/
                              JAIRO BELTRAN GALVIS
                     MAYOR OF THE MUNICIPALITY OF GIRARDOT
                                 [fingerprint]

                                      /s/
                            GUILLERMO LOPEZ ESQUIVEL
                       PRESIDENT AND LEGAL REPRESENTATIVE
                                 TRANSTEL, S.A.
                                 [fingerprint]

                                      /s/
                            GUILLERMO LOPEZ ESQUIVEL
                GENERAL MANAGER, COMPANIA DE INVERSIONES S.C.S.
                             CONINVERSIONES S.C.S.
                                 [fingerprint]

                                      /s/
                         JORGE ENRIQUE MARTINEZ OCAMPO
                         ALTERNATE LEGAL REPRESENTATIVE
                               UNITEL S.A. E.S.P.
                                 [fingerprint]

                                                                      AA 0292525
                                      /s/
                         JORGE ENRIQUE MARTINEZ OCAMPO
                         ALTERNATE LEGAL REPRESENTATIVE
                            TELEPALMIRA S.A. E.S.P.
                                 [fingerprint]

          [rubber-stamped seal with emblem:]
          Republic of Colombia, Second Notarial Office, Acting [illegible line] s/
          MAGDA JULIETH QUIMBAYO MAHECHA, Commissioned Notary of the Girardot Association

[rubber-stamped text:]

I ATTEST THAT THIS IS THE THIRD COPY MADE OF ITS ORIGINAL, COMPRISED OF TWENTY OFFICIAL SHEETS ISSUED TODAY, 1/2/98, FOR THE PURPOSE OF APPLYING FOR THE TAXPAYERS' IDENTIFICATION NUMBER.

Fees in accordance with the law: [blank]  Second Notarial Office
          [rubber-stamped notarial seal]
          s/
          MAGDA JULIETH QUIMBAYO MAHECHA, Commissioned Notary of the Girardot Association

[Each page of the original bears initials, inked notarial stamps, and the printed notation "THIS PAPER IS WITHOUT ANY COST FOR THE USER."]